EXHIBIT 99.1

This Statement on Form 4 is filed by: (i) Benjamin E. Black, (ii) Fortinbras Enterprises Holdings LLC, (iii) Fortinbras Enterprises LP and (iv) Fortinbras SPAC Holdings LLC .

Name of Designated Filer: Benjamin E. Black

Date of Event Requiring Statement: April 19, 2022

Issuer Name and Ticker or Trading Symbol: Osiris Acquisition Corp. [OSI]

/s/ Benjamin E. Black
Benjamin E. Black

FORTINBRAS ENTERPRISES HOLDINGS LLC

By:	/s/ Benjamin E. Black
Name:	Benjamin E. Black
Title:	Managing Partner

FORTINBRAS ENTERPRISES LP

By:	Fortinbras Enterprises Holdings LLC,
its managing partner

	By:	/s/ Benjamin E. Black
	Name:	Benjamin E. Black
	Title:	Managing Partner

FORTIBNRAS SPAC HOLDINGS LLC

By:	Fortinbras Enterprises LP,
its managing member

	By:	Fortinbras Enterprises Holdings LLC,
its managing partner

		By:	/s/ Benjamin E. Black
		Name:	Benjamin E. Black
		Title:	Managing Partner